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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Louisiana-Pacific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Louisiana-Pacific Corporation
805 S.W. Broadway	Proxy Statement and
Portland, Oregon 97205	Notice to Stockholders of
(503) 821-5100	Annual Meeting May 5, 2003
March 24, 2003

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Monday, May 5, 2003, at 9:30 a.m. at The Westin, Portland, 750 S.W. Alder, Portland, Oregon. I look forward to personally greeting those stockholders able to be present.

        At this year's meeting, in addition to the election of three directors, you will be asked to vote on LP's 2000 Non-Employee Director Restricted Stock Plan. Action will also be taken on any other matters that are properly presented at the meeting.

        Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy at your earliest convenience.

        The accompanying proxy statement contains important information about the annual meeting and your corporation. On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Mark A. Suwyn
 Chairman and Chief Executive Officer

LP is a trademark of Louisiana-Pacific Corporation.

TABLE OF CONTENTS

        On written request, LP will provide, without charge, a copy of its Form 10-K Annual Report for 2002 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP's common stock on March 7, 2003, the record date for the 2003 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in April 2003. Requests should be sent to: Director of Corporate Affairs, Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205.

i

Louisiana-Pacific Corporation 805 S.W. Broadway Portland, Oregon 97205 (503) 821-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2003

        The Annual Meeting of Stockholders of Louisiana-Pacific Corporation ("LP") will be held at The Westin, Portland, 750 S.W. Alder, Portland, Oregon, on Monday, May 5, 2003, at 9:30 a.m. local time, to consider and vote upon the following matters:

  1.
  Election of three Class III directors.

  2.
  Approval of the 2000 Non-Employee Director Restricted Stock Plan as amended and restated as of March 1, 2003.

        Only stockholders of record at the close of business on March 7, 2003, are entitled to notice of and to vote at the meeting.

        In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP's Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP's headquarters located at 805 S.W. Broadway, Portland, Oregon, for the 10 days preceding the meeting, by any LP stockholder for any purpose germane to the meeting.

        Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, the Admission Ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request an Admission Ticket by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to Stockholder Relations, 805 S.W. Broadway, Portland, Oregon 97205.

                      ANTON C. KIRCHHOF, Secretary

Portland, Oregon
March 24, 2003

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted in accordance with the terms of the Proxy Statement. If you attend the meeting, you may withdraw your proxy and vote in person.

PROXY STATEMENT

        Louisiana-Pacific Corporation, a Delaware corporation ("LP"), is soliciting proxies on behalf of its Board of Directors to be voted at the 2003 Annual Meeting of Stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are first being sent to stockholders on approximately March 24, 2003.

Voting Procedure

        A proxy card is enclosed for your use. To vote by proxy, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States.

        You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors—FOR Items 1 and 2 listed in the Notice of Annual Meeting of Stockholders.

        If you return a proxy card, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, or (2) by voting in person at the annual meeting.

        If shares are held for your account in the Automatic Dividend Reinvestment Plan offered by EquiServe Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

        Only stockholders of record at the close of business on March 7, 2003, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 104,588,698 shares of common stock, $1 par value ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below.

        The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters, or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Item 1—Election of Directors

Nominees

        The three nominees for the Class III director positions to be voted on at the meeting are presently members of the Board of Directors. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2006. The nominees are:

Archie W. Dunham	Nominee for Term Expiring 2006

        Archie W. Dunham, age 64, became a director of LP in 1996. He is Chairman of the Board and a director of ConocoPhillips, an international, integrated energy company. He served in various senior executive positions with Conoco Inc., including most recently as Chairman, President and Chief Executive

Officer, for more than five years prior to its merger with Phillips Petroleum Company in August 2002. Mr. Dunham is also a director of Union Pacific Corporation and Phelps Dodge Corporation.

Daniel K. Frierson	Nominee for Term Expiring 2006

        Daniel K. Frierson, age 61, became a director of LP in February 2003. Mr. Frierson has been Chairman and Chief Executive Officer of The Dixie Group, Inc., a manufacturer and distributor of high-end carpet and rugs headquartered in Chattanooga, Tennessee, since 1987. He is also a director of Astec Industries, Inc., and Printpack, Inc.

Mark A. Suwyn	Nominee for Term Expiring 2006

        Mark A. Suwyn, age 60, became Chairman and Chief Executive Officer of LP and was elected to its Board of Directors in January 1996. Mr. Suwyn was Executive Vice President of International Paper Company from 1992 through 1995. Previously, he was Senior Vice President of E.I. du Pont de Nemours and Company.

        Your shares represented by a properly completed and returned proxy card will be voted FOR the election of the three nominees unless authority to vote is withheld. If any of the nominees becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors.

        The three nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder fails to return a proxy, because the broker holding the shares does not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

Continuing Directors

        The current members of the Board of Directors whose terms of office will continue beyond the 2003 Annual Meeting of Stockholders are listed below. William C. Brooks and Patrick F. McCartan plan to retire as directors during 2003.

William C. Brooks	Current Term Expires 2004

        William C. Brooks, age 69, became a director of LP in 1996. Mr. Brooks has been Chairman, President and Chief Executive Officer of United American Healthcare Corporation ("United American"), a healthcare management company, since 2002. Prior to that he was Chairman of the Board of United American beginning in 1998. He previously served as Vice President of General Motors Corporation until his retirement in 1997. Mr. Brooks is also a director of United American and Covansys Corporation.

Patrick F. McCartan	Current Term Expires 2004

        Patrick F. McCartan, age 68, became a director of LP in 1998. He is a partner in the international law firm of Jones Day and was the firm's managing partner from 1993 until his retirement in 2002. He is a Fellow of the American College of Trial Lawyers and the International Academy of Trial Lawyers.

Dustan E. McCoy	Current Term Expires 2004

        Dustan E. McCoy, age 53, became a director of LP in November 2002. Mr. McCoy joined Brunswick Corporation, a recreation products company headquartered in Lake Forest, Illinois, in September 1999 as its Vice President, General Counsel and Corporate Secretary and was promoted to his present position as President of its Brunswick Boats Group in 2000. He was previously Executive Vice President of Witco Corporation, a global specialty chemical company headquartered in Greenwich, Connecticut, from

January to September 1999 and was Witco's Senior Vice President, General Counsel and Corporate Secretary from July 1996 until December 1998.

Lee C. Simpson	Current Term Expires 2004

        Lee C. Simpson, age 68, served as President and Chief Operating Officer of LP on an interim basis from July 1995 until March 1996. He also was elected to fill a vacancy on the Board of Directors in July 1995. He was an executive officer of LP from 1972 until his retirement in 1991 and previously served as a director of LP from 1972 until 1993.

Colin D. Watson	Current Term Expires 2004

        Colin D. Watson, age 61, became a director of LP in June 2000. Mr. Watson was Vice Chairman of the Board of Spar Aerospace Limited, an aviation services company with headquarters in Toronto, Ontario, Canada, from December 1999 until his retirement from the Spar Aerospace board in January 2002. He also served as Chief Executive Officer of Spar Aerospace from December 1999 to December 2000, and President and Chief Executive Officer from 1996 to November 1999. From 1979 to 1996, Mr. Watson was President and Chief Executive Officer of Rogers Cable TV, Ltd. Mr. Watson is a director of B-Split II Corp., Cygnal Technologies Corporation, Kasten Chase Applied Research Ltd., Northstar Aerospace, Inc., OnX Enterprise Solutions Inc., and Persona Inc., each of which is a Canadian company with securities traded on the Toronto Stock Exchange.

E. Gary Cook	Current Term Expires 2005

        E. Gary Cook, age 58, became a director of LP in June 2000. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals company, until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation, a global specialty chemicals company spun off from Ethyl Corporation in 1994, where Mr. Cook had been a Senior Vice President and director since 1992. Previously, Mr. Cook was a Vice President of E. I. du Pont de Nemours and Company. He is also a director of Trimeris Corporation, a biopharmaceutical company.

Paul W. Hansen	Current Term Expires 2005

        Paul W. Hansen, age 51, has been a director of LP since February 1999. Mr. Hansen has been Executive Director of the Izaak Walton League of America (the "IWLA"), a nationally-recognized conservation organization, since February 1995. Mr. Hansen began his employment with the IWLA in 1984. He is also a director of the League of Conservation Voters and Americans for Our Heritage and Recreation.

Brenda J. Lauderback	Current Term Expires 2005

        Brenda J. Lauderback, age 52, was elected as a director of LP in September 1999. She was Group President, Wholesale and Retail, of Nine West Group Inc., a designer and marketer of quality, fashionable women's footwear and accessories, from May 1995 until her retirement in January 1998. Ms. Lauderback previously served as President of the Wholesale Division at U.S. Shoe Corp. from 1993 to 1995. She is also a director of Consolidated Stores Corporation and Irwin Financial Corporation.

Board and Committee Meetings

        During 2002, the Board of Directors held four regular quarterly meetings. Each director attended at least 75% of the total number of the meetings of the Board and the meetings held by all committees of the Board on which he or she served during 2002 except Patrick F. McCartan.

Finance and Audit Committee

        The Board of Directors has a Finance and Audit Committee (the "Audit Committee") currently consisting of Mr. Dunham, Chair, Mr. Brooks, Mr. Cook, Mr. Frierson, and Mr. Watson. During 2002 the Audit Committee held eight meetings, four of which were telephone conference meetings. The membership, duties, and functions of the Audit Committee are governed by a written charter, a copy of which is attached to this Proxy Statement as Appendix B. In order to effectively perform its oversight responsibilities and duties, the Audit Committee meets separately from time to time with LP's management, internal auditors, and outside auditors.

        The Audit Committee has sole authority to select, retain and replace LP's independent auditors and to approve their compensation and is responsible for pre-approving all audit services and legally-permitted non-audit services. The Audit Committee reviews and approves the annual audit plan of the independent auditors and performs an annual evaluation of the auditors' qualifications, performance and independence. The Audit Committee also reviews reports by the auditors regarding discussions with management regarding critical accounting policies, alternative treatments of financial information under generally accepted accounting principles, and other significant accounting issues, the results of the audits and the quarterly and annual financial statements, and the opinion to be rendered by the auditors in connection with LP's audited financial statements.

        The Audit Committee also oversees LP's internal audit function and internal control systems, including reviewing LP's internal audit plans, the scope, coverage and objectivity of the internal audits performed, the adequacy and effectiveness of LP's internal legal compliance programs, disclosure controls and procedures and internal controls, and its guidelines, policies and programs with respect to risk assessment and risk management.

        With respect to financial and financial reporting matters, the Audit Committee makes recommendations to the Board of Directors regarding capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions, and investment and debt policies. The Audit Committee also reviews and discusses with management the status and potential financial implications of significant legal and tax matters, major issues regarding accounting principles, significant financial reporting issues, the effect of regulatory and accounting initiatives and off-balance sheet structures on LP's financial statements, the financial results to be included in LP's reports filed with the Securities and Exchange Commission (the "SEC"), and LP's earnings press releases and other information provided to analysts and rating agencies.

Compensation Committee

        The Board of Directors has a Compensation Committee currently consisting of the following directors: Mr. Cook, Chair, Mr. Brooks, Mr. Dunham, Mr. Frierson, and Mr. Watson. The members of the Compensation Committee during 2002 were Messrs. Brooks, Cook, Dunham, and Watson. The Compensation Committee held six meetings during 2002, including two telephone conference meetings.

        The Compensation Committee's functions are (1) to exercise all authority of the Board of Directors with respect to the compensation of the chief executive officer and other executive officers of LP, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, and severance pay and benefits, including upon a change of control of LP, (2) to administer LP's 1997 Incentive Stock Award Plan, (3) to administer LP's Annual Cash Incentive Award Plan with respect to the participation of the chief executive officer and other executive officers of LP as provided in the plan, and (4) to administer each other compensation and benefit plan the administration of which is delegated to the Compensation Committee under the terms of the plan or by action of the Board of Directors, including the participation in each of LP's compensation plans by the chief executive officer and other executive officers of LP. The Compensation Committee may also make such recommendations to the

Board of Directors as to existing and proposed compensation and benefit plans from time to time as it deems appropriate.

        Compensation decisions with respect to LP's chief executive officer and other executive officers are made by a special subcommittee of the Compensation Committee to comply with special rules affecting executive compensation under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the short-swing profit liability provisions of the federal securities laws. Presently, all of the members of the Compensation Committee are members of the subcommittee.

        Information concerning executive compensation is set forth below under the caption "Executive Compensation."

Environmental and Compliance Committee

        The Board of Directors has an Environmental and Compliance Committee, consisting of Mr. McCoy, Chair, Mr. Hansen, Ms. Lauderback, Mr. McCartan, Mr. Simpson, and Mr. Suwyn. The Environmental and Compliance Committee, which met twice during 2002, is responsible for reviewing the effectiveness of LP's environmental management systems and compliance programs and its other legal compliance programs.

Nominating and Corporate Governance Committee; Nominations for Director

        The Board of Directors has a Nominating and Corporate Governance Committee (the "Nominating Committee") consisting of Ms. Lauderback, Chair, Mr. Hansen, Mr. McCartan, Mr. McCoy, and Mr. Simpson. The Nominating Committee met three times during 2002.

        The Nominating Committee is authorized to establish (1) procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors criteria for membership on the Board, including standards of independence for outside directors, (2) policies on the size and composition of the Board, the selection of candidates for director, the compensation of directors, and the composition of Board committees, and (3) principles and procedures for other matters of corporate governance that may arise. The Nominating Committee will periodically review LP's Code of Business Conduct and Ethics covering directors, officers and employees and make any recommendations it deems appropriate. It will also perform annual evaluations of the effectiveness of the Board of Directors, the operations of Board committees (including itself), and the contributions of individual directors, and make recommendations to the Board regarding the process under which the outside directors annually evaluate the performance of LP's chief executive officer and senior management. The Nominating Committee will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP to the attention of the Chair of the Nominating Committee.

        LP's bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of LP and must include the following:

  •
  the name and address of the stockholder and each proposed nominee,

  •
  a representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

  •
  a description of any arrangements or understandings pursuant to which the nominations are to be made,

  •
  the signed consent of each proposed nominee to serve as a director if elected, and

  •
  such other information regarding each nominee as would be required to be included in LP's proxy statement if the person had been nominated by the Board of Directors.

        The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP's proxy materials for the preceding year's annual meeting. For next year's annual meeting, this notice must be received by LP no later than February 8, 2004.

Item 2—Approval of the 2000 Non-Employee Director Restricted Stock Plan

Background

        The Board of Directors adopted the 2000 Non-Employee Director Restricted Stock Plan (the "Plan") effective May 1, 2000. The Plan was amended and restated by the Board effective March 1, 2003. A copy of the Plan as amended and restated is attached to this Proxy Statement as Appendix A.

        The purpose of the Plan has been to enable LP to attract and retain well-qualified individuals as directors and to align their interests more closely with those of other LP stockholders through annual grants of restricted stock to directors who are not employees of LP or any of its subsidiaries. Information regarding other compensation provided to non-employee directors is described under the heading "Directors' Compensation" below. As part of LP's heightened focus on corporate governance issues (see "Corporate Governance" below), the Board of Directors has determined to submit the Plan, with respect to grants of restricted stock after May 5, 2003, to a vote of the stockholders.

Restricted Stock Grants

        The Plan provides for annual grants to each non-employee director of restricted shares of Common Stock with a fair market value on the grant date of $20,000. The annual grant date is (a) May 1 for each person who was a non-employee director on May 1, 2000, and (b) the anniversary date of a person's election as a director for each person who became or becomes a non-employee director after May 1, 2000. The total number of shares of Common Stock available for awards of restricted stock under the Plan is 200,000. Shares subject to forfeited awards become available for future grants. The closing sale price of the Common Stock on March 7, 2003, was $8.20 per share.

        The restricted shares vest in full on the earliest to occur of five years following the grant date, upon a change in control of LP, upon the director's death or disability, or upon termination of the director's membership on the Board due to (1) voluntary resignation at or after attaining age 67, (2) voluntary resignation after eight or more years of continuous service as a director, (3) retirement on the mandatory retirement date for directors under LP's bylaws (currently the next annual meeting after the director attains age 70), (4) a determination by the Nominating Committee that the director's continued membership would violate applicable law, or (5) the director's service with a governmental, charitable or educational institution whose policies prohibit his or her continued service on the Board. Any restricted shares which have not vested when the director ceases to be a member of the Board are forfeited. Prior to vesting, the director has the right to vote the shares and to receive cash dividends, if any.

        The maximum number of shares for which awards may be granted under the Plan and the number of shares covered by outstanding awards are subject to appropriate adjustment in the event of any stock dividend, stock split or other change in capitalization.

        The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time. However, amendments to the Plan are subject to stockholder approval if such approval is required by applicable law or the requirements of any securities exchange on which the Common Stock is listed. Amendment or termination of the Plan will not adversely affect the rights of directors under outstanding awards.

        A director generally will not recognize any income upon the grant of restricted shares. Generally, a director who is a U.S. resident will recognize self-employment income on the date that the restricted shares vest in an amount equal to the fair market value of the shares and LP will recognize a deduction in the same amount.

        Only non-employee directors of LP participate in the Plan. The following table, which includes references required by the SEC's proxy disclosure rules to persons and groups who do not participate in the Plan, shows the dollar value at the date of grant of a single annual grant of restricted stock under the Plan ($20,000 per grant) to LP's ten current non-employee directors.

New Plan Benefits

2000 Non-Employee Director Restricted Stock Plan

Name and Title	Dollar Value
Mark A. Suwyn Chairman and Chief Executive Officer	0
J. Keith Matheney Executive Vice President, Engineered Wood Products and Other Wood Products	0
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	0
Richard W. Frost Executive Vice President, OSB, Procurement and Engineering	0
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	0
All executive officers as a group	0
Non-executive officer employees as a group	0
Non-employee directors as a group	$200,000

Equity Compensation Plan Information

        The following table sets forth additional information as of December 31, 2002, regarding shares of Common Stock that may be issued under LP's existing equity compensation plans and arrangements, divided between plans approved by LP's stockholders and plans or arrangements not submitted to the stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders(1)	6,840,397	$13.51	4,557,294
Equity compensation plans or arrangements not approved by stockholders(2)	0	N/A	153,805

Total	6,840,397		4,711,099

(1)
Equity compensation plans under which awards are currently outstanding and that were approved by stockholders include LP's 1991 Employee Stock Option Plan, 1997 Incentive Stock Award Plan (the "1997 Plan"), and 1992 Non-Employee Director Stock Option Plan. The number of shares shown in column (a) as shares subject to outstanding awards include 57,988 shares subject to performance-contingent stock awards granted under the 1997 Plan, which will vest and be issued if target performance goals are attained, and 409,950 shares subject to awards of incentive shares granted under the 1997 Plan, which will generally vest and be issued five years after the grant date if the recipient remains an employee of LP through the end of that period. These shares are not included in the calculation of weighted-average exercise price in column (b) because the price at the vesting date cannot be determined. The 1997 Plan also authorizes the grant of restricted stock awards with such terms and conditions as the Compensation Committee deems appropriate, including provisions that such awards will be forfeited upon termination of a participant's employment for specified reasons within a specified period of time or upon other conditions set forth in the award agreement.

(2)
Equity compensation plans or arrangements approved by the Board of Directors but not previously submitted for stockholder approval include the Plan, under which 43,134 shares have been issued pursuant to outstanding unvested restricted stock awards and 153,805 shares are available for grant of future awards, and a restricted stock award for 60,000 shares of Common Stock granted to Mark A. Suwyn in 1996 in connection with his employment as LP's Chief Executive Officer. The restricted shares issued to Mr. Suwyn will vest upon his reaching age 62 while employed by LP, subject to acceleration of vesting as to all shares upon the occurrence of certain specified events during Mr. Suwyn's term of employment, including a change of control of LP. See "Agreements with Executive Officers" below.

Stockholder Approval

        Approval of the Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting, in person or by proxy, and entitled to vote on such approval. If a broker or nominee submits a proxy on behalf of a beneficial holder of Common Stock that expressly does not cast a vote on this proposal, the proxy will not be counted and, as a result, will have no effect on the outcome of the vote on this proposal. Abstentions will be treated as if the holder voted against this proposal.

        If the Plan is not approved by the stockholders, it will be deemed terminated immediately following the meeting. Failure to obtain such approval will not affect outstanding grants of restricted stock under the Plan.

        The Board of Directors recommends that stockholders vote in favor of approval of the 2000 Non-Employee Director Restricted Stock Plan, as amended and restated March 1, 2003.

Other Business

        At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

Finance and Audit Committee Report

        The Finance and Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of LP's financial statements, LP's compliance with legal and regulatory requirements, the independent auditor's qualification and independence, the performance of LP's internal audit function and of its independent auditors, and the adequacy of LP's accounting and internal control systems. The Audit Committee is comprised of five directors, each of whom has been determined by the Board of Directors to meet the financial literacy and independence requirements set forth in the corporate governance listing standards of the New York Stock Exchange, on which LP's Common Stock is listed. The Audit Committee's activities are governed by a written charter, a copy of which is attached to this Proxy Statement as Appendix B.

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP's outside auditor, Deloitte & Touche LLP, to review LP's accounting functions and the audit process and to discuss the Company's audited financial statements for the year ended December 31, 2002. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. The Audit Committee has also received from its outside auditor a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the outside auditor any relationships that may adversely affect its objectivity and independence.

        Based on its review and discussions with management and LP's outside auditor, the Audit Committee recommended to the Board of Directors that LP's audited financial statements for the year ended December 31, 2002, be included in LP's Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Archie W. Dunham, Chair
William C. Brooks
E. Gary Cook
Daniel K. Frierson
Colin D. Watson

Corporate Governance

        Strong corporate leadership of the highest ethics and integrity has been a major focus of LP's Board of Directors and management for many years. During 2002, both the Board of Directors and senior management devoted significant time and attention to corporate governance issues. These efforts culminated with the Board's adoption, in early February 2003, of corporate governance principles, as well as updated charters for the Board's Audit Committee, Compensation Committee, Nominating Committee and Environmental and Compliance Committee. The key tenets of LP's corporate governance principles include the following:

  •
  A majority of the directors and all members of the Audit, Compensation, and Nominating Committees must be independent. In addition to requirements promulgated by the SEC and the New York Stock Exchange, to be considered independent, a director must be free of any material relationship with LP, as determined by the Board of Directors, including any relationship that may interfere with the exercise of his or her independent judgment as a director.

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  The outside directors will meet in executive session without management present at the time of each quarterly board meeting.

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  Directors must tender their resignation for consideration by the Board following any material change in employment or business association.

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  Directors must retire as of the date of the next annual meeting of stockholders after attaining age 70.

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  Directors will be provided with orientation and continuing education opportunities relating to performance of their duties as directors.

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  The composition, structure, purpose, responsibilities and duties of each of the Audit Committee, Compensation Committee, and Nominating Committee are set forth in written charters approved from time to time by the Board.

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  The Board and Board committees have authority to engage outside advisors who are independent of management to provide expert advice to the directors.

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  The Nominating Committee will conduct annual evaluations of the effectiveness of the Board, operations of Board committees, and contributions of individual directors.

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  LP maintains a Code of Business Conduct and Ethics for its directors, officers, and employees and a separate Code of Ethics for Senior Financial Officers, including the Chief Executive Officer. Waivers with respect to directors and executive officers may be made only by the Board or a Board committee to which this responsibility is delegated.

  •
  LP's chief executive officer is responsible for maintaining a succession planning process with respect to top management positions and to report to the Board annually regarding specific assessments and recommendations.

        Current copies of the corporate governance principles and committee charters approved by the Board of Directors are available on LP's web site at www.lpcorp.com.

Holders of Common Stock

Five Percent Beneficial Owners

        The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock:

Name and Address	Common Stock Beneficially Owned As of Dec. 31, 2002		Approximate Percent of Class
Louisiana-Pacific Hourly 401(k) and Profit Sharing Plan 805 S.W. Broadway Portland, Oregon 97205	3,775,808	(1)	3.6%
Louisiana-Pacific Salaried 401(k) and Profit Sharing Plan 805 S.W. Broadway Portland, Oregon 97205	2,699,336	(1)	2.6%

TOTAL	6,475,144		6.2%

(1)
Shares held by the Plans are voted by the trustee at the direction of the Administrative Committee for the Plans, which is comprised of LP management employees. The trusts may be deemed to be a "group" under the stock beneficial ownership rules of the SEC.

Directors and Executive Officers

        The following table summarizes the beneficial ownership of Common Stock of the directors, nominees for director, and current executive officers of LP:

Name	Common Stock Beneficially Owned As of March 7, 2003(1)(2)	Approximate Percent of Class
William C. Brooks(5)	45,425	*
E. Gary Cook(5)	23,618	*
Archie W. Dunham(5)	58,121	*
Daniel K. Frierson(5)	3,661	*
Richard W. Frost(3)	280,418	0.27%
Paul W. Hansen(5)	26,125	*
Joseph B. Kastelic(3)	153,005	0.15%
Brenda J. Lauderback(5)	31,921	*
Patrick F. McCartan(5)	30,025	*
Dustan E. McCoy(5)	4,748	*
J. Keith Matheney(3)	268,285	0.26%
Lee C. Simpson(5)	83,868	*
Curtis M. Stevens(3)	368,007	0.35%
Mark A. Suwyn(3)(4)	1,584,160	1.50%
Colin D. Watson(5)	23,618	*
All current directors and executive officers as a group (17 persons)(3)(4)(5)	3,162,511	2.95%

*
Percentages under 0.1% are not shown.

(1)
Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)
Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 7, 2003, as follows: Mr. Brooks, 40,500 shares; Mr. Cook, 18,000 shares; Mr. Dunham, 52,200 shares; Mr. Frierson, 900 shares; Mr. Frost, 194,850 shares; Mr. Hansen, 19,800 shares; Mr. Kastelic, 120,023 shares; Ms. Lauderback, 27,000 shares; Mr. McCartan, 25,200 shares; Mr. McCoy, 1,800 shares; Mr. Matheney, 193,267 shares; Mr. Simpson, 55,800 shares; Mr. Stevens, 295,267 shares; Mr. Suwyn, 1,266,461 shares; Mr. Watson, 18,000 shares; and all current directors and executive officers as a group, 2,468,236 shares.

(3)
Includes shares held by the LP Salaried 401(k) and Profit Sharing Plan (the "401(k) Plan") and beneficially owned by the following officers: Mr. Frost, 5,092 shares; Mr. Kastelic, 3,325 shares; Mr. Matheney, 12,712 shares; Mr. Stevens, 2,636 shares; Mr. Suwyn, 5,371 shares; and all current executive officers as a group, 33,111 shares.

(4)
Includes 60,000 shares of unvested restricted stock which Mr. Suwyn has the power to vote.

(5)
Includes restricted shares granted under the 2000 Non-Employee Director Restricted Stock Plan as to which the following directors have the power to vote: Mr. Frierson, 2,761 shares; Mr. McCoy, 2,948 shares; Mr. Brooks, Mr. Dunham, Mr. Hansen, Ms. Lauderback, Mr. McCartan, and Mr. Simpson, 4,825 shares each; and Mr. Cook and Mr. Watson, 5,618 shares each.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the New York Stock Exchange by LP's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP's reporting persons and written representations by such persons, to LP's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures.

Executive Compensation

Compensation Committee Report

To the Stockholders of Louisiana-Pacific Corporation:

Overview

        The goals of LP's executive compensation program are to recruit and retain qualified and talented executives who will provide effective leadership in meeting the challenges facing the company and to provide those executives with competitive pay and incentives for performance while aligning their interests with those of LP's stockholders. The principal objectives of LP's compensation strategy are (1) to reinforce LP's business organization and strategic direction, (2) to be sufficiently competitive to attract and retain needed management talent, and (3) to provide compensation that is performance-based and aligned with stockholder interests yet remains fair, reasonable, and simple. To accomplish these objectives during 2002, the Compensation Committee awarded compensation in accordance with a previously-approved program with four principal elements—base salary, annual cash incentive opportunities, annual stock option grants and, for selected senior executives, annual awards of incentive shares. Cash incentive opportunities are awarded to executive officers and other key employees under

LP's Annual Cash Incentive Award Plan. Stock option grants and awards of incentive shares are made to executive officers and other key employees under LP's 1997 Incentive Stock Award Plan. Decisions as to awards under the 1997 Incentive Stock Award Plan and certain other matters are made by a subcommittee of the Compensation Committee.

        In general, base salary is intended to be competitive at the median with other forest and building products companies. In addition, there are annual opportunities for cash incentive payments based on corporate performance, business unit performance, and individual performance which, if performance targets are met, are intended to permit an executive to receive total cash compensation at approximately the 60th percentile for forest and building products companies. Annual stock option grants in an amount based on individual performance recognize individual achievement while aligning management interests with stockholder interests, reinforcing long-term performance, and facilitating stock ownership. Annual incentive share awards provide selected senior executives with significant incentives to maximize stockholder value and increase their equity ownership in LP.

        LP also has a Supplemental Executive Retirement Plan ("SERP") designed to provide competitive target retirement benefits when combined with other company-paid retirement benefits and Social Security. LP's chief executive officer, Mark A. Suwyn, does not participate in the SERP because he has a separate supplemental retirement benefit under his employment agreement. The SERP and Mr. Suwyn's retirement benefit are described in detail under the caption "Retirement Benefits" below.

        In November 1999, the subcommittee of the Compensation Committee approved an Executive Loan Program to encourage LP's executive officers and selected key management personnel to acquire an increased equity interest in LP stock and to provide additional incentives to remain employed by LP. In November 2000, the subcommittee of the Compensation Committee authorized additional loans under the program during a 60-day period ending January 23, 2001. The program is described under "Management Loans and Other Transactions" below. In adopting the program in 1999 and offering it to additional selected key management personnel in 2000, the subcommittee considered how it would fit in with LP's other executive compensation programs, including annual stock option grants and executive severance agreements relating to a potential change in control. New loans are not permitted to be made to executive officers under provisions of the Sarbanes-Oxley Act of 2002 adopted by Congress in July 2002.

Management Restructuring

        In May 2002, LP announced a major asset sale and debt reduction program calling for the sale of a substantial portion of LP's assets over a 12 to 18-month period, including its timberlands and its plywood, industrial panels and lumber businesses. In connection with the focus on LP's core businesses through divestiture, LP also restructured its senior management positions, creating a more streamlined team of four executive vice presidents with increased responsibilities reporting to the chief executive officer. The Compensation Committee undertook an extensive review of executive compensation data in preparation for determining base pay and cash incentive awards for members of executive management following the restructuring.

        Over the course of three meetings held in May 2002, the Compensation Committee reviewed at length compensation data contained in a survey conducted by Hewitt Associates for the Forest Products Industry Compensation Association (including a majority of the companies in the Standard & Poor's Paper & Forest Products Index) and general industry data on executive compensation developed by another nationally recognized compensation consulting firm. The Compensation Committee also consulted with a compensation expert at a national accounting firm and reviewed its written report analyzing forest products industry executive compensation data by individual company with comparable revenue numbers and positions with comparable responsibilities to the new executive positions established in the management restructuring.

Determination of Base Salaries

        The Compensation Committee established new base salaries for executive officers in May 2002, to go into effect when a company-wide salary freeze implemented in 2001 terminated. The new salary levels were established based upon LP's approved executive compensation philosophy, the expanded responsibilities assumed by the executives in the management restructuring, and the forest products and general industry data reviewed by the Committee. The chief executive officer's 2002 base salary was increased $50,000, or 6.7%, from 2001. Increases in the 2002 base salary levels for other executive officers ranged from 4% to 31% over 2001 levels. The new base salaries went into effect October 1, 2002, when the salary freeze was lifted.

Grants of Cash Incentive Awards

        The Compensation Committee approved annual cash incentive award opportunities in January 2002 under LP's Annual Cash Incentive Award Plan for Mr. Suwyn and the other executive officers, subject to achievement of specified performance goals. The target amounts of the awards were based on the salary of each participant and ranged from 35% to 55% of base salary for LP's executive officers, except for Mr. Suwyn, whose target amount equaled 70% of his base salary, as required by his employment agreement.

        The performance goals for each participating executive for 2002 were based 60% on LP's corporate performance as measured by target earnings per share and 40% on objective individual and business unit goals unique to each of the participants. Depending upon the extent to which performance goals are met, the actual amount paid as a cash incentive award may range from 0% to 150% of the target amount relating to corporate performance and from 0% to 120% of the target amount relating to individual performance.

        The business criteria on which individual performance goals are based include goals related to success in developing and implementing particular tasks assigned to an individual executive. These goals, therefore, naturally vary depending upon the responsibilities of individual executives and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, completing targeted asset divestitures, reorganizing departments, establishing business relationships, or resolving identified problems. For 2002, the individual performance goals for Mr. Suwyn included goals related to EBITDA and cash flow levels, safety, cost reductions, dispositions of timberland holdings, environmental compliance, and certain other strategic goals.

        The business criteria on which business unit performance goals are based include a combination of financial goals and strategic goals related to the performance of an identified business unit for which an executive has responsibility. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

        In January 2003, the Compensation Committee determined that the corporate goal relating to LP's earnings per share had not been met, so that no amounts were payable as to the corporate performance component of the 2002 target awards. Mr. Suwyn was determined to have achieved his individual performance goals at a level entitling him to be paid 123% of his target award, or $258,750. Other LP executive officers were awarded bonuses under the Annual Cash Incentive Award Plan based on achievement of individual performance goals ranging from 100% to 120% of their target awards. The Compensation Committee also determined to pay discretionary bonuses outside of the Annual Cash

Incentive Award Plan for services performed in 2002 of $41,250 to Mr. Suwyn and $159,000 to one other executive officer.

Grants of Stock Options

        Another significant element in LP's compensation program is annual grants of nonstatutory stock options. In January 2002, the subcommittee of the Compensation Committee considered proposed option grants to executive officers. Preliminary target values (using the Black-Scholes valuation model) were based on a percentage of the executive's base salary. These target values ranged from 43% to 87% of each executive officer's base salary level in January 2002, except for Mr. Suwyn, whose target value equaled 200% of his base salary level. Individual target values are subject to increase or decrease based on expected levels of future contribution. Option grants to certain of LP's executive officers are shown under "Option/SAR Grants in Last Fiscal Year" below. All options granted in 2002 will become exercisable in three equal annual installments beginning one year from the date of grant and will terminate 10 years after the date of grant.

Incentive Share Awards

        Also in January 2002, the subcommittee of the Compensation Committee granted incentive share awards to executive officers. Incentive shares are rights to receive shares of Common Stock that vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period. An award will vest in full immediately if the recipient dies or becomes disabled, a change in control of LP occurs, or certain share price targets are met before the end of the required service period. The incentive share awards made in January 2002 were based on target values (using the Black-Scholes valuation model) based on a percentage of base salary level in January 2002 equal to 100% for Mr. Suwyn and ranged from 22% to 43% for each other executive officer, subject to adjustment based on expected levels of future contribution.

Deductibility of Compensation

        To the extent consistent with its goal of maintaining a fair and competitive compensation package, the Compensation Committee attempts to structure LP's executive compensation to be deductible for income tax purposes by complying with tax requirements applicable to the deductibility of certain types of compensation.

Respectfully submitted,

E. Gary Cook, Chair
William C. Brooks
Archie W. Dunham
Daniel K. Frierson
Colin D. Watson

Performance Graph

        The following graph is required to be included in this proxy statement under applicable rules of the SEC. The graph compares the total cumulative return to investors, including dividends paid (assuming reinvestment of dividends) and appreciation or depreciation in stock price, from an investment in LP Common Stock for the period January 1, 1998, through December 31, 2002, to the total cumulative return to investors from the Standard & Poor's 500 Stock Index and the Standard & Poor's Paper and Forest Products Index for the same period. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Louisiana-Pacific Corporation, S&P 500, S&P Paper & Forest Products
December 31, 1997 to December 31, 2002

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
LOUISIANA-PACIFIC CORPORATION	$100	99.22	78.78	60.04	51.17	48.87
S&P 500 INDEX	$100	128.58	155.63	141.46	124.65	97.10
PAPER & FOREST PRODUCTS	$100	101.99	142.60	118.71	119.68	102.37

Compensation of Executive Officers

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)		Restricted Stock Awards(3)	Number of Shares Underlying Options/SARs	All Other Compensation(4)
Mark A. Suwyn(5) Chairman and Chief Executive Officer	2002 2001 2000	$761,539 750,000 750,000	$300,000 -0- -0-		— — —	$821,745 657,165 —	486,400 337,450 189,360	$7,100 61,136 63,860
J. Keith Matheney(6) Executive Vice President, Engineered Wood Products and Other Wood Products	2002 2001 2000	$254,754 250,005 239,837	$217,300 -0- -0-		— — —	$131,625 114,635 —	77,800 59,000 39,000	$5,182 18,699 19,720
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	2002 2001 2000	$313,692 306,787 281,346	$82,225 -0- -0-		— — —	$169,290 151,523 —	100,300 77,750 39,000	$6,783 23,986 24,038
Richard W. Frost(6) Executive Vice President, OSB, Procurement and Engineering	2002 2001 2000	$236,638 218,683 208,269	$70,180 -0- -0-		— — —	$115,020 99,880 —	68,150 51,200 35,000	$5,146 14,814 16,891
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	2002 2001 2000	$200,769 186,577 153,059	$63,360 -0- -0-	$	— 30,084 —	$107,730 99,880 —	63,750 51,200 19,440	$100 12,143 9,965

(1)
Represents amounts paid under LP's Annual Cash Incentive Award Plan upon satisfaction of performance goals, plus discretionary bonuses awarded outside of the Annual Cash Incentive Award Plan in the amount of $41,250 to Mr. Suwyn and $159,000 to Mr. Matheney.

(2)
Represents primarily reimbursement for financial planning services. Other amounts of personal benefits have been excluded as being below the minimum thresholds included in the proxy disclosure rules of the SEC.

(3)
Represents the value of incentive shares on the grant dates, January 25, 2002 and February 3, 2001. Incentive shares are rights to receive shares of Common Stock that vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period. Participants do not have rights to vote or receive cash dividends, if any, until the shares vest. An award will vest in full immediately if the recipient dies or becomes disabled, a change in control of LP occurs, or certain share price targets for the Common Stock are met before the end of the required service period. Change in control has substantially the same meaning as described with respect to certain change in control employment agreements under "Agreements with Executive Officers" below. Incentive share awards provide for reimbursement for any excise tax imposed as a result of accelerated vesting upon a change in control deemed to constitute excess parachute payments plus any related federal, state and local income taxes. In accordance with SEC proxy rules, the value of the incentive shares is based on the closing sale price of the Common Stock on the date of grant, which was $8.10 on January 25, 2002, and $11.35 per share on February 3, 2001. The following table shows (a) the total number of incentive shares credited to each of the named executive officers and (b) the value of those incentive shares based on the closing sale price of the Common Stock on December 31, 2002 ($8.06). No incentive shares were granted prior to 2001.

	Incentive Shares	Value at 12/31/02
Mark A. Suwyn	159,350	$1,284,361
J. Keith Matheney	26,350	212,381
Curtis M. Stevens	34,250	276,055
Richard W. Frost	23,000	185,380
Joseph B. Kastelic	22,100	178,126
(4)
Amounts shown for 2002 include (i) an annual matching contribution to LP's medical savings plan of $100 for each named executive officer; and (ii) an annual matching contribution under LP's 401(k) Plan as follows: Mr. Suwyn, $7,000; Mr. Matheney, $5,082; Mr. Stevens, $6,683; Mr. Frost, $5,046; and Mr. Kastelic, $0.

(5)
At December 31, 2002, Mr. Suwyn held 60,000 shares of restricted stock with a dollar value of $483,600, subject to future vesting or forfeiture. The shares will vest upon Mr. Suwyn's reaching age 62 while employed by LP, subject to acceleration of vesting as to all shares upon the occurrence of certain specified events during Mr. Suwyn's term of employment, including a change in control of LP. See "Agreements with Executive Officers" below. Cash dividends, if any, are payable on his restricted stock at the same time as dividends on unrestricted shares of Common Stock.

(6)
In contemplation of Mr. Matheney's scheduled retirement later in 2003, certain of his responsibilities were assumed by Mr. Frost in mid-March 2003 and Mr. Frost's title was changed to Executive Vice President, Commodity Products, Procurement and Engineering. Until his retirement, Mr. Matheney will be engaged in certain strategic planning studies.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees During 2002	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value(2)
Mark A. Suwyn	486,400	25.7%	$8.10	1/25/12	$1,500,000
J. Keith Matheney	77,800	4.1	8.10	1/25/12	239,935
Curtis M. Stevens	100,300	5.3	8.10	1/25/12	309,266
Richard W. Frost	68,150	3.6	8.10	1/25/12	210,210
Joseph B. Kastelic	63,750	3.4	8.10	1/25/12	196,560

(1)
No stock appreciation rights ("SARs") were granted to the named executive officers during 2002. All options were granted for the number of shares indicated at exercise prices equal to the fair market value of the Common Stock on the date of grant. The options will vest in three equal annual installments beginning one year following the date of grant, subject to acceleration of exercisability in the event of a change in control of LP. If such acceleration of exercisability results in an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the amount of any excise tax imposed on a participant by Section 4999(a) of the Internal Revenue Code directly attributable to such acceleration will be reimbursed by LP, together with any income or excise taxes imposed on such reimbursement.

(2)
The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 44.50% were based on monthly stock price data for LP for the 36 months preceding the grant date, (ii) the risk-free rate of return (5.41%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (10.0 years) of the options granted; and (iii) a dividend yield of 3.49%. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values(1)

			Number of Securities Underlying Unexercised Options at December 31, 2002
	Shares Acquired on Exercise During 2002				Value of Unexercised In-the-Money Options at December 31, 2002(2)
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Suwyn	—	—	928,724	774,486	$0	$0
J. Keith Matheney	—	—	134,667	130,133	0	0
Curtis M. Stevens	—	—	222,917	165,133	0	0
Richard W. Frost	—	—	143,400	113,950	0	0
Joseph B. Kastelic	—	—	75,227	104,363	0	0

(1)
The named executive officers did not exercise any SARs during 2002 or hold any SARs at year-end.

(2)
As the closing price of the Common Stock on December 31, 2002, $8.06 per share, was lower than the option exercise price in all cases, none of the options were in-the-money.

Retirement Benefits

        LP's Supplemental Executive Retirement Plan (the "SERP") is a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by the committee appointed to administer the SERP. The following table shows the estimated annual benefits payable to participants in the SERP upon retirement based on the indicated years of credited service and compensation levels (without reduction for Social Security or the value of benefits under LP's other retirement plans).

Pension Plan Table

	Years of Credited Service
Final Average Compensation
	5	10	15
$ 150,000	$25,000	$50,000	$75,000
200,000	33,333	66,667	100,000
300,000	50,000	100,000	150,000
400,000	66,667	133,333	200,000
500,000	83,333	166,667	250,000
600,000	100,000	200,000	300,000
700,000	116,667	233,333	350,000
800,000	133,333	266,667	400,000
1,000,000	166,667	333,333	500,000
1,200,000	200,000	400,000	600,000
1,500,000	250,000	500,000	750,000

        Participants will become fully vested in their benefits under the SERP after completing five years of participation in the SERP. Vesting will be accelerated in the event of the participant's death or disability or a change in control of LP.

        The annual benefit payable under the SERP is equal to 50% of final average compensation multiplied by a fraction the numerator of which is years of credited service (up to a maximum of 15) and the denominator of which is 15. Years of credited service are determined under the provisions of the 401(k) Plan and the Retirement Account Plan discussed below. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP occurs, he or she will be credited with two additional years of service. The years of service credited to the executive officers named in the Summary Compensation Table above as of December 31, 2002, are as follows: Mr. Matheney, 33 years; Mr. Stevens, 5 years; Mr. Frost, 7 years; and Mr. Kastelic, 6 years. Mr. Suwyn does not participate in the SERP.

        Final average compensation on an annual basis is defined as a participant's compensation during the 60 consecutive months out of the last 120 months of employment in which the participant's compensation was highest, divided by five. Compensation includes base pay and annual cash incentives (for the executive officers named in the Summary Compensation Table above, salary plus annual bonus) paid to a participant, but excludes all other benefits. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP, benefits under the SERP will be calculated based on the participant's base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

        Retirement benefits shown in the table above are expressed in terms of single life annuities, are subject to reduction in the event of retirement before age 62 and will be reduced by an amount equal to the sum of (1) 50% of the participant's primary Social Security benefit determined at age 62 and (2) the value of the participant's benefits under LP's other retirement plans.

        During 2000, LP amended an existing frozen defined benefit plan into the Retirement Account Plan, in which certain employees, including executive officers, participate. The Retirement Account Plan is a cash balance plan under which there is an account for each participating employee to which an annual contribution credit is made equal to 5% of compensation (with certain exclusions) up to a maximum earnings limit imposed by the federal tax laws. The maximum annual contribution credit for 2003 is $10,000. In addition, interest is credited daily on the cash balance in each participant's account. Once vested, generally after five years of service, a participant is entitled to the amounts in his or her account when he or she leaves LP. The estimated annual retirement income payable as a single life annuity at normal retirement at age 65, assuming no change in the maximum earnings limit and an interest crediting rate of 4.96%, for the executive officers named in the Summary Compensation Table above as of

December 31, 2002, is as follows: Mr. Suwyn, $7,968; Mr. Matheney, $16,548; Mr. Stevens, $23,664; Mr. Frost, $21,732; and Mr. Kastelic, $52,164. Payment may also be in a lump sum or pursuant to other arrangements. The Retirement Account Plan does not provide for an offset for Social Security benefits.

        Pursuant to Mr. Suwyn's employment agreement with LP, he is entitled to a nonqualified supplemental executive retirement benefit in which he is immediately vested to the extent accrued in lieu of participating in the SERP. The annual retirement benefit payable to Mr. Suwyn under the agreement (calculated as a single life annuity reduced on an actuarial basis for retirement prior to age 62) is equal to an amount based on Mr. Suwyn's compensation (salary plus annual bonus) for the year during the three consecutive calendar years prior to termination of employment in which he had the highest compensation with a maximum annual benefit equal to 50% of such compensation (less a Social Security offset) and a minimum annual benefit equal to 25% of such compensation. The annual benefit so calculated will be reduced by an amount equal to the value of the benefits payable to Mr. Suwyn pursuant to the retirement plans maintained by his prior employer and LP. In the event of a change in control of LP, Mr. Suwyn will be entitled to two additional years of service for purposes of the foregoing benefit. If Mr. Suwyn had retired on January 1, 2003, the annual supplemental retirement benefit payable by LP, without any reductions, pursuant to the provisions of the agreement is estimated to be $352,000. See "Agreements with Executive Officers."

Management Loans and Other Transactions

        In November 1999, the subcommittee of the Compensation Committee approved an Executive Loan Program under which up to 1,700,000 shares of the Common Stock were offered by LP for purchase prior to January 23, 2000, by LP's executive officers and selected key management personnel designated by its chief executive officer. In November 2000, the subcommittee of the Compensation Committee authorized additional loans under the Executive Loan Program during the 60-day period which ended January 23, 2001. Participants were permitted to borrow up to 100% of the purchase price of the shares to be purchased, which was equal to the closing price of the Common Stock on the New York Stock Exchange (NYSE) on the date of delivery of an election to participate to LP. The maximum amount an individual was permitted to borrow was three times his or her annual base pay. The loans bear interest at the annual rate of 6.02%.

        Interest and principal are due and payable at the earlier of January 23, 2006, or 30 days following the executive's resignation or involuntary termination of employment. The loans are unsecured. With respect to loans outstanding on or entered into after November 24, 2000, if the executive remains continuously employed by LP through the following dates, the loan balance at that date will be forgiven in the following percentages: January 23, 2004, 50% of the original principal; January 23, 2005, an additional 25% of the principal plus 50% of the accrued interest; and January 23, 2006, all remaining principal and accrued interest. If an executive's employment terminates due to death, disability, or termination by LP without cause, his or her loan is forgiven in a prorated amount of the percentages specified above based on the amount of time elapsed since January 23, 2001. If an executive's employment is terminated after November 2, 2001, by reason of death, disability, involuntary termination by LP without cause or termination by the executive for good reason following a change in control of LP, an amount of original loan principal equal to the excess of the executive's cost basis in shares of Common Stock purchased under the program over the fair market value of such shares on the employment termination date (to the extent such amount exceeds loan forgiveness amounts under the program's other provisions plus any amounts paid as severance based on losses under the program), together with 100% of the executive's accrued loan interest, will be forgiven. In addition, if the Common Stock has traded on the NYSE for at least five consecutive trading days at specified price levels or above during the 12-month period immediately preceding January 23, 2004 or 2005 and the executive remains employed by LP, the following additional percentages of the loan balance will be forgiven: January 23, 2004, 25% of the principal and 50% of the accrued interest at a price level of $16.00 per share or 50% of the principal and 100% of the accrued interest at a price level of $20.00 per share; and January 23, 2005, all remaining principal and accrued interest at a price level of $18.00 per share. Loans to executive officers will not be forgiven unless the executive continues to own, as of the applicable date, all shares purchased under the Executive Loan Program. Other employees are permitted to sell shares purchased under the program under specified circumstances and still be eligible under the loan forgiveness provisions.

        The following table provides information regarding loans made under the Executive Loan Program to persons who were executive officers of LP during 2002. The loan amounts shown include the original principal amount and the amount outstanding (including accrued interest) at March 7, 2003, which is the highest amount outstanding since January 1, 2002.

Name	Original Loan Amount	Share Price	No. of Shares	Balance at 3/7/03
F. Jeff Duncan	$542,191	$13.000	41,707	$651,125
Richard W. Frost	599,990	11.625	51,612	726,600
M. Ward Hubbell	416,803	11.625	35,854	0	(1)
Joseph B. Kastelic	399,989	13.625	29,357	484,077
J. Keith Matheney	688,491	11.625	59,225	833,776
Curtis M. Stevens	719,994	11.625	61,935	871,928
Mark A. Suwyn	2,141,999	11.625	184,258	2,594,005
Michael J. Tull	656,999	11.625	56,516	0	(1)
Walter M. Wirfs	569,997	11.625	49,032	0	(1)

(1)
The highest amounts outstanding during 2002 prior to repayment of any unforgiven amounts of the loans following termination of employment were as follows: Mr. Hubbell, $484,096; Mr. Tull, $775,806; and Mr. Wirfs, $660,218.

        In November 2002, Robert M. Simpson, the son of one of LP's directors, Lee C. Simpson, purchased from LP a parcel of real property that was previously the site of an LP sawmill for $175,000 in cash. Robert Simpson also assumed and indemnified LP against all environmental commitments and liabilities with respect to the site. The sale price was determined by LP's Director of Real Estate, Neil Sherman, based on an appraisal in 2001 by a third party appraiser in the amount of $250,000, which did not take into account environmental issues or the cost of removing existing improvements, and Mr. Sherman's assessment of fair value given the offsetting costs and liabilities associated with acquisition of the property on an "as is" basis. The Board of Directors, with Lee C. Simpson abstaining, determined that the proposed sale terms were fair to LP.

        Terry Simpson, also a son of Lee C. Simpson, was an employee of LP until July 31, 2002, and received compensation totaling $218,008 during 2002.

        During 2002, LP used, and is continuing to use during 2003, the legal services of Jones Day, of which Mr. McCartan, a director of LP, is a partner.

Directors' Compensation

        Each director of LP who is not an employee of LP receives for all services as a director fees at the rate of $24,000 per year, plus $1,750 for each board meeting and $1,000 for each committee meeting attended, including telephone conference meetings.

        LP's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic grant every year (with certain exceptions) of options to purchase shares of Common Stock to members of the Board of Directors who are not employees of LP or any of its subsidiaries. Each option granted under the Director Plan beginning May 1, 2000, entitles the holder to purchase 9,000 shares of Common Stock at a price equal to 100% of the fair market value (as defined) of a share of Common Stock on the date of grant. Each option becomes exercisable as to 10% of the shares covered by the option (i.e., 900 shares) every three months following the date of grant until vested in full. Options become immediately exercisable in full upon the death of the holder or upon the occurrence of a change in control of LP. To the extent not fully vested, an option will become exercisable as to an additional 20% of shares upon the director's retirement as of the first annual meeting of stockholders after the director attains age 70. Each option expires 10 years after the date of grant, subject to earlier termination if the holder ceases to be a member of the Board of Directors.

        Effective May 1, 2000, the Board of Directors adopted the 2000 Non-Employee Director Restricted Stock Plan, which provides for annual grants of restricted shares of Common Stock with a market value on the grant date of $20,000 to each non-employee director of LP. The restricted shares vest in full on the earliest to occur of five years following the grant date, upon the director's death, disability or retirement (as defined), or a change in control of LP. If the director ceases to be a director before the restrictions lapse, the restricted shares are forfeited. Prior to vesting, the director has the right to vote the shares and to receive cash dividends, if any. A director who receives a restricted stock award and resides in a jurisdiction which provides for taxation on the value of the grant in the year it is received is entitled to a cash payment intended to equalize his or her economic position with that of U.S. residents, who generally are not taxed on the value of restricted stock awards until they vest. During 2002, Colin D. Watson received $12,382 relating to restricted stock grants made in 2000, 2001, and 2002 under the equalization provision. See "Item 2—Approval of the 2000 Non-Employee Director Restricted Stock Plan" above for additional information about the plan.

Agreements with Executive Officers

        LP entered into an employment agreement with Mark A. Suwyn with respect to his employment as LP's Chairman and Chief Executive Officer in January 1996. The term of the agreement presently will expire on December 31, 2003, subject to automatic extension annually unless 90 days' prior notice of intention to terminate is given by either party.

        The agreement provides that Mr. Suwyn is entitled to a minimum base salary of $600,000, subject to annual review for increase by the Board of Directors beginning in 1997, and an annual bonus, subject to satisfying reasonable annual performance goals established by the Compensation Committee. The agreement also provides for a nonqualified supplemental retirement benefit as described above under "Retirement Benefits." In addition, Mr. Suwyn is entitled under the agreement to participate in all LP employee benefit arrangements at a level commensurate with his position.

        In the event Mr. Suwyn's employment is terminated by Mr. Suwyn for "good reason" (as defined) or by LP for any reason other than disability or "cause" (as defined), or if the agreement is not renewed pursuant to notice by LP, Mr. Suwyn will be entitled to receive an amount equal to his base salary, as then in effect, for the remainder of the term of the agreement or 24 months, whichever is longer, plus a pro rata cash incentive payment for the year of termination and certain continued medical benefits. He will also be entitled to all other amounts and benefits in which he is then or thereby becomes vested.

        If any payment under the agreement is determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Suwyn will be entitled to reimbursement for such taxes on an after-tax basis. Other provisions in Mr. Suwyn's employment agreement relating to severance benefits upon a change of control of LP have been superseded by a separate agreement as described in the following paragraph.

        LP has entered into Change of Control Employment Agreements (the "Employment Agreements") with all of its current executive officers, including each of the executive officers named in the Summary Compensation Table above. The Employment Agreements provide for severance compensation in the event of termination of employment following a change of control of LP. Each Employment Agreement has a term of three years subject to automatic extension annually for one additional year unless notice of nonrenewal is given by November 26 of the current year. Also, if a change of control of LP occurs during the term of the Employment Agreements, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs.

        The Employment Agreements further provide that if, within three years following the occurrence of a change of control, an executive's employment with LP is terminated by LP other than for cause or by the executive for good reason, the executive will be entitled to receive (i) his or her full base salary through the date of termination (which must be at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of the executive's target bonus for the fiscal year in which the change of control occurred (the "Target Bonus"), (ii) an amount equal to three times the sum of (x) his or her annual base salary at such rate plus (y) his or her Target Bonus, and (iii) the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued if the executive's employment continued for an additional three years and the actual vested benefit, if any, at the date of termination. Special payment provisions apply in the event of the executive's death or disability following a change of control.

        The Employment Agreements also provide for reimbursement of legal fees and expenses and for outplacement services and for the continuation of health, disability and life insurance benefits for three years following termination of employment voluntarily for good reason or involuntarily other than for cause or disability. Each Employment Agreement also provides for reimbursement for any excise tax imposed on benefits that constitute excess parachute payments plus any related federal, state and local income taxes, subject to a "cut back" provision providing for a reduction in the payments under the Employment Agreement if the amount that would be treated as excess parachute payments is not greater than 110% of the maximum amount that could be paid to the executive without imposition of any excise tax.

        Complete definitions of cause, change of control and good reason are included in the Employment Agreements. Brief summaries of the definitions are set forth below.

        "Cause" means (i) the willful and continued failure of the executive to perform substantially his or her duties after delivery of a written demand for substantial performance or (ii) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP, in each case pursuant to a resolution adopted by the affirmative vote of at least three-fourths of the entire membership of the Board of Directors.

        "Change of control" means (i) the acquisition by a person or group of beneficial ownership of 20% of LP's outstanding Common Stock or voting securities, with certain exceptions, (ii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated), (iii) consummation of certain reorganizations, mergers, consolidations or sale of substantially all the assets of LP, or (iv) approval by LP's stockholders of a complete liquidation or dissolution of LP.

        "Good reason" with respect to the termination by an employee of his or her employment with LP means (i) subject to certain exceptions, the assignment of duties inconsistent with the executive's position, (ii) any failure by LP to comply with the compensation provisions of the Employment Agreement, (iii) transfer of the executive to a location more than 25 miles from the present location, or (iv) any purported termination by LP of the executive's employment otherwise than as expressly permitted by the Employment Agreement. A termination of employment by the executive during the 30-day period immediately following the first anniversary of the change of control is deemed to be for good reason for purposes of the Employment Agreements.

        A management restructuring severance package for senior management in which the executive officers named in the Summary Compensation Table are eligible to participate was in place during 2002 and will continue in effect for 2003. Under the severance arrangement, in the event the position of one of the named executive officers is eliminated as a result of management restructuring, the executive will generally be entitled to receive cash payments totaling (1) 24 months of current base pay, (2) a prorated amount of any unpaid award under the Annual Cash Incentive Award Plan based on actual corporate performance for the target year and individual performance for the portion of the target year prior to the employee's termination, (3) an amount equal to the actuarial present value of the executive's accrued benefit under the SERP computed as if the executive had completed five years of participation in the SERP, (4) an amount equal to the present value of 15 months or 12 months, depending on executive level, of COBRA health insurance continuation premiums, and (5) full vesting and an extended exercise period for all options granted in 2000, 2001 and 2002. Outplacement and financial planning services will also be made available following termination.

Stockholder Proposals

        Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2004, and who wishes to have the proposal included in LP's proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 25, 2003. Any such proposal must meet the informational and other requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for that meeting.

        LP's bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year's annual meeting, this notice must be received by LP no later than February 8, 2004. Such notice must include the information required by the SEC's rules for stockholder proposals presented for inclusion in LP's proxy materials. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

Relationship with Independent Public Accountants

        The Board of Directors, at the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent public accountants, to examine the financial statements of LP for 2003. LP expects representatives of the accounting firm to be present at the annual meeting and to be available to respond to appropriate questions from stockholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

        During reviews conducted in the second half of 2002 and January 2003, the Audit Committee approved the audit services provided in connection with the audit of LP's financial statements for the year ended December 31, 2002, as well as specified other audit-related and non-audit services anticipated to be provided by Deloitte & Touche LLP in 2003. The Audit Committee also authorized the chair of the Audit Committee to preapprove on an interim basis new or additional audit or permitted non-audit services to be provided by Deloitte & Touche LLP and not previously approved by the Audit Committee, subject to ratification of such preapproval by the full Audit Committee at its next scheduled meeting.

        The aggregate fees, including expenses, billed to LP for the years ended December 31, 2001 and 2002 by LP's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), were as follows:

	2001	2002
Audit Fees	$859,290	$984,040
Audit-Related Fees(1)	8,424	145,275

Total Audit and Audit-Related Fees	867,714	1,129,315
Tax Fees(2)	252,659	191,364
All Other Fees(3)	16,500	—

Total Fees	$1,136,873	$1,320,679

(1)
Audit-related fees for 2001 primarily include fees for audits of employee benefit plans performed in 2001. Audit-related fees for 2002 primarily include fees for audits of employee benefit plans and reports issued in connection with statutory or lender requirements in 2002.

(2)
Tax fees for 2001 primarily include fees for assistance related to sales and use tax refunds and assistance with submissions to regulatory authorities provided in 2001. Tax fees for 2002 primarily include fees for assistance related to sales and use tax refunds provided in 2002.

(3)
All other fees for 2001 primarily include fees for a valuation performed in 2001 in connection with a 2001 asset acquisition.

General

        The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

        LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. LP has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $10,000 plus reimbursement for certain expenses.

APPENDIX A

LOUISIANA-PACIFIC CORPORATION
2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Effective May 1, 2000

(Amended and Restated as of March 1, 2003)

ARTICLE 1—ESTABLISHMENT AND PURPOSE

        1.1    Establishment; Amendment and Restatement.    Louisiana-Pacific Corporation, a Delaware corporation ("Corporation"), has established the Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan (the "Plan") effective as of May 1, 2000. Corporation amended and restated the Plan in the current form effective March 1, 2003.

        1.2    Purpose.    The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract and retain well-qualified individual Non-Employee Directors (as defined below) and to strengthen the mutuality of interests between such Non-Employee Directors and Corporation's stockholders through annual grants of Restricted Stock to each Non-Employee Director.

ARTICLE 2—DEFINITIONS

        2.1    Defined Terms.    For purposes of the Plan, the following terms have the meanings set forth below:

        "Award" means an award of Restricted Stock granted to a Non-Employee Director pursuant to the Plan.

        "Board" means the board of directors of Corporation.

        "Change in Control" means:

          (a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b)  Individuals who, as of the effective date of this Plan (the "Effective Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)  Approval by the stockholders of Corporation of a complete liquidation or dissolution of Corporation.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

        "Committee" means the committee of the Board described in Section 3.1.

        "Disability" means inability to perform the duties of a director of Corporation by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.

        "Exchange Act" means the Securities Exchange Act of 1934 as amended and in effect from time to time, and any successor statute. Where the context requires, any reference to a particular section of the Exchange Act or to any rule promulgated under the Exchange Act will be construed to refer to successor provisions to such section or rule.

        "Fair Market Value" means on any given date, the mean between the high and the low trading prices per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Committee) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee.

        "Grant Date" means the date an Award is granted to a Non-Employee Director under the Plan, namely:

          (a)  For each person who was a Non-Employee Director on May 1, 2000, such date and May 1 of each succeeding year (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Article 4 of the Plan) will be a Grant Date; and

          (b)  For each person who becomes a Non-Employee Director after May 1, 2000, the date such person first becomes a Non-Employee Director and each succeeding anniversary of such date (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Article 4 of the Plan) will be a Grant Date.

        "Non-Employee Director" means a member of the Board who is not an employee of Corporation or any subsidiary of Corporation.

        "Plan" means this Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan, as it may be amended and in effect from time to time.

        "Restricted Stock" means Stock granted to a Non-Employee Director subject to the Restrictions set forth in this Plan.

        "Restriction" means the provisions of Article 7 of the Plan that govern the forfeiture of an Award or shares of Restricted Stock during the applicable Restriction Period.

        "Restriction Period" means the period following the Grant Date of an Award as described in Section 7.1 during which the Award is subject to Restrictions.

        "Retirement" means termination of a Non-Employee Director's membership on the Board due to:

          (a)  (1) Voluntary resignation as a director at or after attaining age 67, (2) voluntary resignation as a director after serving as a director for eight or more continuous years or (3) retirement on the mandatory retirement date for directors under the Corporation's bylaws;

          (b)  A determination by the Committee that the Non-Employee Director cannot continue as a member of the Board without violating applicable law; or

          (c)  The Non-Employee Director taking a position with, or providing services to, a governmental, charitable, or educational institution whose policies prohibit the Non-Employee Director from continuing to serve as a member of the Board.

        "Stock" means Corporation's common stock, $1 per value, or any security issued by Corporation in substitution, exchange, or lieu of such common stock.

        "Termination Date" means the date a Non-Employee Director ceases to be a member of the Board for any reason.

        "Vest" or "Vested" with respect to shares of Restricted Stock or an Award means to be or to become nonforfeitable, freely transferable (subject to any applicable securities law limitations), and free of all Restrictions due to expiration of the Restriction Period.

        2.2    Gender and Number.    Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

ARTICLE 3—ADMINISTRATION

        3.1    Committee.    The Plan will be administered by Corporation's Nominating and Corporate Governance Committee or by another committee of the Board expressly designated by the Board to administer the Plan.

        3.2    Authority of the Committee.    The Committee will have full power and authority to administer the Plan in its sole discretion, including the authority to:

          (a)  Construe and interpret the Plan; and

          (b)  Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan.

Decisions of the Committee will be final, conclusive, and binding on all Non-Employee Directors.

ARTICLE 4—DURATION OF THE PLAN AND STOCK SUBJECT TO THE PLAN

        4.1    Duration of the Plan.    The Plan became effective May 1, 2000, and will continue in effect until Awards have been granted covering all available shares of Stock or until the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

        4.2    Stock.    The shares of Stock that may be granted subject to Awards under the Plan are shares of Corporation's reacquired treasury Stock. No fractional shares of Stock will be issued under the Plan.

        4.3    Number of Shares.    The maximum number of shares of Stock for which Awards may be granted under the Plan is 200,000 shares subject to adjustment pursuant to Article 9 of the Plan.

        4.4    Availability of Stock for Future Awards.    If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested, all shares of Stock covered by such Award not otherwise issued as Vested Stock will be available for future Awards under the Plan.

ARTICLE 5—ELIGIBILITY

        All Non-Employee Directors of Corporation are automatically eligible to receive Awards under the Plan.

ARTICLE 6—AWARDS

        6.1    Annual Grants.    As of each Grant Date for each Non-Employee Director, the Non-Employee Director will automatically be granted an Award of a number of shares of Restricted Stock (subject to the Restrictions described in Section 7.2) equal to $20,000 divided by the Fair Market Value of a share of Stock as of such Grant Date (rounded to the nearest number of whole shares).

        6.2    Restricted Stock Award Agreement and Stock Power.    Each Award under the Plan will be evidenced by a Restricted Stock Award Agreement and Stock Power in the form attached to this Plan as Appendix 6.2.

ARTICLE 7—RESTRICTIONS

        7.1    Restriction Period.    For each Award of Restricted Stock, the Restriction Period is the period commencing on the Grant Date for the Award and ending on the first to occur of:

          (a)  The expiration of five years from the Grant Date;

          (b)  The termination of the Non-Employee Director's membership on the Board by reason of:

              (i)  Death;

            (ii)  Disability;

            (iii)  Retirement; or

            (iv)  A Change in Control of Corporation.

        7.2    Restrictions During Restriction Period.    During the Restriction Period applicable to each Award of Restricted Stock:

          (a)  The Non-Employee Director may not sell, assign, pledge, or otherwise transfer or encumber the Restricted Stock subject to the Award;

          (b)  In the event the Non-Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Retirement, or in connection with a Change in Control of Corporation, the Non-Employee Director will immediately and automatically forfeit all shares of Restricted Stock subject to the Award, the Restricted Stock will automatically revert to Corporation, and the Non-Employee Director will cease to have any rights as a stockholder with respect to such Restricted Stock.

        7.3    Rights During Restriction Period.    During the Restriction Period for any Award of Restricted Stock, the Non-Employee Director will have (except as expressly provided in Section 7.2) all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to exercise all voting rights with respect to the Restricted Stock and the right to receive cash dividends with respect to the Restricted Stock. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock covered by the Award and will be subject to the same Restrictions.

        7.4    Stock Certificates.    Certificates for shares of Restricted Stock subject to an Award will be issued in the Non-Employee Director's name and held by Corporation, together with an executed counterpart of the Restricted Stock Award Agreement and Stock Power, until the Restrictions lapse at the expiration of the Restriction Period or until the Restricted Stock is forfeited as provided in Section 7.2. During the Restriction Period, each certificate for shares of Restricted Stock will bear a legend in substantially the following form:

  THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED AS RESTRICTED STOCK UNDER THE LOUISIANA-PACIFIC CORPORATION 2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (THE "PLAN") AND ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER, DISPOSITION, OR ENCUMBRANCE SET FORTH IN THE PLAN. A COPY OF THE PLAN MAY BE OBTAINED FROM LOUISIANA-PACIFIC CORPORATION.

Certificates for shares of Restricted Stock may also bear any other restrictive legends required by law or any other agreement.

ARTICLE 8—SETTLEMENT OF AWARDS

        8.1    Settlement of Restricted Stock Award.    Upon the Vesting of any Award of Restricted Stock (due to expiration of the Restriction Period for that Award):

          (a)  A stock certificate for the shares of Stock subject to the Award will be issued in the Non-Employee Director's name, without the legend described in Section 7.4, and the new certificate, together with the Restricted Stock Award Agreement and Stock Power previously held by Corporation, will be delivered to the Non-Employee Director, and

          (b)  The Stock will no longer be subject to the Restrictions.

        8.2    Tax Withholding.    As of the date the Plan was adopted, income recognized by Non-Employee Directors with respect to Restricted Stock (upon Vesting or in connection with making an election under Code Section 83(b)) is treated as self-employment income that is not subject to tax withholding. However, Corporation will have the right to withhold from any settlement of Restricted Stock made under the Plan (or deemed settlement due to a Code Section 83(b) election) any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by Corporation on behalf of a Non-Employee Director with respect to such settlement. In the event any such taxes are imposed, each Non-Employee Director will be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligation. Corporation will not be required to deliver shares under the Plan until any such obligation is satisfied.

        8.3    Effect of Tax Election.    In the event any Non-Employee Director makes a timely election under Code Section 83(b) with respect to any Award, the Restricted Stock will be deemed (for income tax purposes) to be transferred to the Non-Employee Director effective as of the Grant Date (and any obligation for withholding tax liability imposed by subsequent changes in tax laws would be due as of the Grant Date). However, such an election will not affect the Restrictions or terminate the Restriction Period for such Award.

ARTICLE 9—ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

        9.1    Plan Does Not Restrict Corporation.    The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights of such stock, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        9.2    Adjustments by the Committee.    In the event of any change in capitalization affecting the Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Stock, the Committee will make proportionate adjustments with respect to the aggregate number of shares of Stock for which Awards may be granted under the Plan and the number of shares of Stock covered by each outstanding Award. The Committee may also make similar adjustments in the number of shares of Stock covered by outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

ARTICLE 10—AMENDMENT AND TERMINATION

        The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system. Amendment or termination of the Plan will not adversely affect the rights of Non-Employee Directors under previously granted Awards.

ARTICLE 11—MISCELLANEOUS

        11.1    Unfunded Plan.    The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any Non-Employee Director with respect to any Award under the Plan will be based solely upon the contractual obligations effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

        11.2    Securities Law Restrictions.    No shares of Stock may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (in addition to the legend described in Section 7.4).

        11.3    Conditions Precedent.    Corporation will use its best efforts to obtain approval of the Plan and all Awards by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, each Award will terminate on notice to the Non-Employee Director to that effect. Without limiting the foregoing, Corporation will not be required to issue any certificates for all or any portion of the Restricted Stock until Corporation has taken any action required to comply with all applicable federal and state securities laws.

        11.4    Successorship.    Subject to restrictions on transferability set forth in the Plan, each Restricted Stock Award under the Plan will be binding upon and benefit the parties, their successors and assigns.

        11.5    Governing Law.    Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

        11.6    Stockholder Approval.    The Plan will be submitted for approval by Corporation's stockholders at Corporation's 2003 annual meeting of stockholders and, if not so approved, will be deemed terminated immediately following the meeting. Failure to obtain such approval shall not affect Awards granted pursuant to the Plan prior to the date of such meeting.

APPENDIX 6.2

RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER

Corporation:	Louisiana-Pacific Corporation, a Delaware corporation
Director:	, a Non-Employee Director of Corporation
Plan:	The Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan
Restricted Stock:	shares of Corporation's common stock subject to an Award made under the Plan as of the Grant Date
Grant Date:	200
Certificate:	Stock certificate number evidencing the Restricted Stock issued in Director's name as of the Grant Date

AGREEMENT

        Corporation and Director agree as follows:

        1.    Defined Terms.    Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

        2.    Grant of Restricted Stock.    As of the Grant Date, Corporation grants to Director an Award for the Restricted Stock.

        3.    Restrictions.    Director acknowledges that the Restricted Stock is subject to the Restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

        4.    Federal Tax Elections.    Director agrees to notify Corporation promptly if Director makes an election under Code Section 83(b) with respect to the Restricted Stock.

        5.    Certificate.    Director agrees that the Certificate for the Restricted Stock, together with an executed counterpart of this Restricted Stock Award Agreement and Stock Power, will be held by Corporation until the expiration of the Restricted Stock Period with respect to this Award as described in the Plan.

STOCK POWER

        Effective as of the Grant Date, Director assigns and transfers to Corporation the shares of Restricted Stock evidenced by the Certificate and appoints                          as attorney-in-fact to transfer the stock on the books of Corporation, with full power of substitution. Although Director is the owner of the Restricted Stock, Corporation will hold the Certificate and this Stock Power during the Restriction Period described in the Plan. Upon expiration of the Restriction Period, Corporation will return this Stock Power to Director, together with a new, unrestricted, certificate for the Restricted Stock.

Corporation:	LOUISIANA-PACIFIC CORPORATION
By

Its

Director:

APPENDIX B

LOUISIANA-PACIFIC CORPORATION
FINANCE AND AUDIT COMMITTEE

CHARTER

I.    Composition of the Committee

        A.    Number of Members.    The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of Louisiana-Pacific Corporation ("LP") shall consist of three or more directors of LP appointed by the Board. The Board may appoint and remove members of the Committee at any time, including alternate members to act in the place of any absent or disqualified members. A director must meet the qualification and independence requirements of 1.B below in order to be appointed as a regular or alternate member of the Committee, and any such member who ceases to meet such requirements shall then cease to be a member of the Committee. The Committee must have at least three members in order to act. The Board shall appoint a Chairman of the Committee.

        B.    Qualification; Independence.

          1.    No Committee member may be a current or former officer or employee of LP or any of its subsidiaries and affiliates (collectively, the "Company") until at least five years after that employment relationship has ended.

          2.    Each member of the Committee must be independent of management and the Company and be free from any relationship that may interfere with the exercise of independent judgment as a Committee member.

          3.    Each member of the Committee must qualify as an "independent director" under the requirements of subsection 2 of Section 303A of the New York Stock Exchange Listed Company Manual. No Committee member shall qualify as "independent" unless the Board has affirmatively determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

          4.    Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

          5.    The Chairman of the Committee must have accounting or related financial management experience and expertise. The Board will determine, in its business judgment, whether a director meets the foregoing requirements prior to appointing such director as Chairman.

          6.    No director who is receiving any compensation from the Company (other than in his or her capacity as a member of the Board and any Board committee) may serve as a member of the Committee.

          7.    No director who is an "affiliated person" of the Company, as defined in final rules of the Securities and Exchange Commission issued pursuant to Section 301 of the Sarbanes-Oxley Act of 2002, may serve as a member of the Committee on or after the effective date of such final rules.

          8.    No director who simultaneously serves on the audit committee of more than two other U.S. public companies may simultaneously serve as a member of the Committee unless the Board has affirmatively determined that such services on other audit committees would not impair the ability of the director to effectively serve on the Committee. If any such determination is made, it shall be disclosed in the subsequent annual proxy statements of LP.

II.    Meetings of the Committee

        A.    Regular Meetings.    The Committee shall hold at least four face-to-face meetings per year. The Chairman of the Committee will, in consultation with the other members of the Committee, LP's independent auditor and the appropriate officers of LP, be responsible for calling such meetings, establishing agenda therefor and supervising the conduct thereof.

        B.    Special Meetings.    Special face-to-face or telephonic meetings may be called at any time by the Chairman of the Committee or any two members of the Committee. The person or persons calling any such meeting shall establish the agenda therefor, and the Chairman of the Committee shall supervise the conduct thereof.

        C.    Minutes.    The Committee shall keep minutes of all of its meetings showing all matters considered by it and the actions taken thereon, and shall submit a report of such meetings at the next regular meeting of the Board.

        D.    Quorum and Manner of Acting.    A majority of the members of the Committee shall be present in person at any meeting of the Committee in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or the written consent of all of the members of the Committee without a meeting, shall be the act of the Committee.

III.    Purpose of the Committee

        A.    Oversight.    The Committee shall assist the Board in fulfilling its oversight responsibilities relating to the integrity of LP's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualification and independence, the performance of LP's internal audit function and independent auditors, and the adequacy of LP's accounting and internal control systems. Subject to the specific responsibilities that are set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that LP's financial statements are complete and accurate or are in compliance with generally accepted accounting principles ("GAAP"), which are responsibilities of management and the independent auditor, or to resolve disputes, if any, between management and the independent auditor.

        B.    Annual Proxy Report.    The Committee shall prepare the report of the Committee that is required by the rules of the Securities and Exchange Commission to be included in LP's annual proxy statements.

IV.    Responsibilities and Duties of the Committee

        A.    Independent Auditor and Audit Matters.    With respect to matters relating to LP's independent auditor and audit matters, the Committee shall:

          1.    Selection of Auditor.    Have the sole authority (subject to shareholder ratification, if applicable) to select, retain and replace LP's independent auditor firm (the "Auditor") to be employed to perform the annual audits of LP's financial statements and reviews of LP's financial, accounting, auditing and internal control systems. The Auditor shall be ultimately accountable to the Committee and the Board and shall have unrestricted access to the Committee and the Board.

          2.    Compensation and Services of Auditor.    Have the sole authority to determine and approve all compensation to be paid to LP's Auditor for audit services and legally-permitted non-audit services performed on LP's behalf and the terms of all engagements for such services. All such audit and non-audit services shall be approved by the Committee in advance of their performance. The Committee may delegate to one or more designated members of the Committee the authority to grant such preapprovals, provided that any such preapproval shall be presented to the full Committee at its next scheduled meeting.

          3.    Annual Evaluation of Auditor.    At least annually obtain and review a written report by the Auditor firm describing (a) the Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues, and (c) all relationships between the Auditor and the Company. The Committee shall annually evaluate the Auditor's qualifications, performance and independence, based on its review of the foregoing report and the Auditor's work throughout the year, and will present the results of each such evaluation to the full Board.

          4.    Auditor Report on Accounting Issues.    Require the Auditor to timely report to the Committee (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with Company management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor and (c) other material written communications between the Auditor and Company management, such as any management letter or schedule of unadjusted differences.

          5.    Review of Audit Results.    Periodically meet with the Auditor and management to (a) review and discuss the results of the audits and reviews described in IV.A.1 above, (b) discuss the annual audited financial statements and quarterly financial statements, including LP's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (c) review and approve in advance annual audit plans of the Auditor.

          6.    Audit Issues and Disagreements.    Regularly meet with the Auditor, which meetings may include management, to review any audit problems or difficulties, including any restrictions on the scope of the Auditor's activities or on access to requested information, and any significant disagreements with management. The review shall include any significant disagreements between the Auditor's LP audit team and its national office regarding auditing or accounting issues arising from the audit. The review shall also include a discussion of the responsibilities and resources of LP's internal audit function.

          7.    Review of Periodic Reports.    Require that the Auditor review the financial information in LP's quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission and that appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported on a Form 10-Q for any quarter be made and be reviewed by the Auditor.

          8.    Review of Auditor Opinions.    Review the opinions to be rendered by the Auditor in connection with its audits of LP's financial statements.

          9.    Employment of Auditors for Subsidiaries.    Request LP's subsidiary and affiliated companies to employ such independent auditors (all of which shall be accountable to the Committee and the Board) as the Committee deems appropriate to audit the respective financial statements of such subsidiary and affiliated companies.

          10.    Annual Proxy Report of Committee.    Prepare an annual report of the Committee, for inclusion in LP's annual proxy statement, stating whether the Committee has:

      •
      reviewed and discussed the audited financial statements with management

      •
      discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and discussed with the Auditor the Auditor's independence

      •
      received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1

      •
      based upon the foregoing, recommended to the Board that the audited financial statements be included in LP's Annual Report on Form 10-K for the last fiscal year

        B.    Internal Audit Function and Control Systems.    With respect to matters relating to LP's internal audit function and internal control systems, the Committee shall:

          1.    Regularly review the scope, coverage and objectivity of the audits performed by LP's Internal Audit Department and its annual internal audit plans, as well as the responsibilities, budget, resources, internal charter and staffing for LP's internal audit function.

          2.    Ensure that LP's Director of Internal Audit and LP's internal auditors have unrestricted access to the Committee. Discuss with management any proposed appointment, replacement or dismissal by LP of LP's Director of Internal Audit.

          3.    Periodically review the adequacy and effectiveness of the Company's internal legal compliance programs, disclosure controls and procedures and internal controls, including any special audit steps adopted in light of any material control deficiencies.

          4.    Periodically review LP's guidelines, policies and programs with respect to risk assessment and risk management, including the steps being taken by management to monitor and control LP's major financial risk exposures.

        C.    Financial and Financial Reporting Matters.    With respect to financial and financial reporting matters, the Committee shall:

          1.    Make recommendations to the Board on matters relating to the financial affairs and policies of the Company including, without limitation, capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions and investment and debt policies.

          2.    Review and discuss with management the status of significant legal and tax matters and the potential financial implications thereof.

          3.    Review and discuss with management (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in LP's selection or application of accounting principles and the effects, if any, of such changes on LP's financial statements, (b) significant financial reporting issues and judgments made in connection with the preparation of LP's financial statements, including the effects of alternative GAAP methods on the financial statements, and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on LP's financial statements.

          4.    Review and discuss with management, in advance, the financial results to be included in LP's Annual Report to Stockholders and in filings with the Securities and Exchange Commission.

          5.    Review and discuss with management, in advance, LP's earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information) as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

          6.    Discuss with LP management significant risk management failures, if any, including management's responses thereto.

        D.    Other Responsibilities and Duties.

          1.    In order to effectively perform its oversight responsibilities and duties, the Committee shall meet separately, periodically, with LP management, with LP's internal auditors, and with the Auditor.

          2.    In the course of fulfilling its duties, the Committee shall, as appropriate, obtain advice and assistance from outside legal, accounting or other advisors and shall have the authority to retain such advisors without approval from the Board or LP management.

          3.    The Committee shall establish for LP clear hiring policies with respect to employees or former employees of any current or past independent auditor for LP.

          4.    The Committee shall, on at least a quarterly basis, review with the Board any issues that arise with respect to the quality or integrity of LP's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditor, or the performance of LP's internal audit function.

          5.    The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          6.    The Committee shall annually review and reassess the adequacy of the Committee's Charter.

          7.    The Committee shall have such other responsibilities and perform such other duties as may be assigned to the Committee from time to time by the Board.

        E.    Performance Evaluation of the Committee.    The Committee shall annually conduct a self-evaluation of its effectiveness and its compliance with the Committee's Charter and applicable rules of regulatory bodies. The Committee shall report its findings and conclusions to the Board at the next regular Board meeting following completion of each such evaluation.

Dated: February 1, 2003

PROXY

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting May 5, 2003

The undersigned hereby constitutes and appoints E. Gary Cook, Paul W. Hansen, Brenda J. Lauderback, and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote at the Annual Meeting of LP stockholders to be held May 5, 2003, or at any adjournment thereof.

Nominees for Election as Directors:

Archie W. Dunham, Daniel K. Frierson and Mark A. Suwyn

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2003 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof.

SEE REVERSE
SIDE

/*\ DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET /*\

☒	Please mark your votes as in this example.	9319
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposal 2.
The Board of Directors recommends a vote FOR the election of directors and FOR proposal 2.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of 2000 Non-Employee Director Restricted Stock Plan.	☐	☐	☐
FOR all nominees except as marked to the contrary below:

					If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

SIGNATURE(S) DATE
Note:	Please sign exactly as your name appears hereon. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

/*\ DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET /*\

Louisiana-Pacific Corporation 805 S.W. Broadway Portland, Oregon 97205 (503) 821-5100
Annual Meeting of Stockholders May 5, 2003 ADMISSION TICKET

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 9:30 a.m. on May 5, 2003, at The Westin, Portland, 750 S.W. Alder, Portland, Oregon. Public transportation to the hotel is available from the airport, and there is ample public parking in the vicinity of the hotel.

Your voted proxy card should be detached and returned as soon as possible in the enclosed postpaid envelope. If you plan to attend the Annual Meeting, please retain this Admission Ticket and, on May 5, 2003, present it to the LP representative for admission to the meeting.

— Anton C. Kirchhof Secretary

LP is a trademark of Louisiana-Pacific Corporation

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
Voting Procedure
Item 1—Election of Directors
Item 2—Approval of the 2000 Non-Employee Director Restricted Stock Plan
New Plan Benefits 2000 Non-Employee Director Restricted Stock Plan
Other Business
Finance and Audit Committee Report
Corporate Governance
Holders of Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)
Pension Plan Table
Stockholder Proposals
Relationship with Independent Public Accountants
General
LOUISIANA-PACIFIC CORPORATION 2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
LOUISIANA-PACIFIC CORPORATION FINANCE AND AUDIT COMMITTEE CHARTER